Exhibit 99.1

Leo Holdings III Corp and Disruptive AgTech Company Local Bounti Corporation Announce Approval of all Proposals to Consummate ~$1.1 Billion Business Combination

- Business Combination Expected to Close Early the Week of November 22, 2021 and Leo Holdings III Corp Ticker Anticipated to Transition to “LOCL” and Start Trading on the NYSE Following Closing

NEW PROVIDENCE, THE BAHAMAS – November 17, 2021 – Leo Holdings III Corp (NYSE:LIII) (“Leo”), a publicly traded special purpose acquisition company, today announced the passing of the business combination proposal and other proposals at its extraordinary general meeting of Leo’s shareholders held at 9:00 a.m. New York City Time on Tuesday, November 16, 2021 (the “Extraordinary General Meeting”), in connection with its ~$1.1 billion business combination with Local Bounti Corporation (“Local Bounti”), a disruptive AgTech company. Leo also announced the passing of the proposal to amend certain provisions of its warrants at its special meeting of warrant holders held at 9:30 a.m. New York City Time on the same date.

Approximately 98% of the votes cast on the business combination proposal at the Extraordinary General Meeting were in favor of approving the business combination.

Subject to the satisfaction or waiver of the other closing customary closing conditions, the business combination (the “Business Combination”) is expected to close early the week of November 22, 2021. Upon closing, Leo will change its name to Local Bounti Corporation and the common stock and warrants of the combined company are expected to begin trading following closing on the New York Stock Exchange under the ticker symbols “LOCL” and “LOCL WS,” respectively.

“We are excited to be on this journey with Local Bounti and humbled to partner with their leadership team as a public company,” said Edward C. Forst, Chairman of Leo. “This is a transformative next step for Local Bounti as it continues to disrupt the agriculture industry and revolutionize the consumer relationship with fresh, local, and sustainable produce. The company’s differentiated business model enables products to be grown 365 days a year with 90% less water and a vastly lower environmental impact than traditional agriculture. As a public company, consumers will not only benefit from Local Bounti’s expanded reach and product offering, but will also have the opportunity to support and invest in the company as public shareholders. We have complete confidence in the Local Bounti management team to deliver on their planned expansion and realization of best-in-class unit economics, and we are excited to support the team in this next stage of growth.”

“Local Bounti is already delivering on our mission to provide sustainably grown food through our proprietary methods and technology,” said Craig Hurlbert, Co-CEO of Local Bounti. “As a public company, we will have the capital flexibility and the platform to do even more in becoming a leader in AgTech, sow the seeds of change in how food is grown with less resources, and grow our business toward market leadership. It’s time to turn a new leaf and start a new chapter in agriculture!”

About Local Bounti

Local Bounti is a premier controlled environment agriculture (CEA) company redefining conversion efficiency and environmental, social and governance (ESG) standards for indoor agriculture. Local Bounti operates an advanced indoor growing facility in Hamilton, Montana, within a few hours’ drive of its retail and food service partners. Reaching retail shelves in record time post-harvest, Local Bounti produce is superior in taste and quality compared to traditional field-grown greens. Local Bounti’s USDA Harmonized Good Agricultural Practices (GAP Plus+) and non-genetically modified organisms (GMO) produce is sustainably grown using proprietary technology 365 days a year, free of pesticides and herbicides, and using 90% less land and 90% less water than conventional outdoor farming methods. With a mission to ‘bring our farm to your kitchen in the fewest food miles possible,’ Local Bounti is disrupting the cultivation and delivery of produce. Local Bounti is also committed to making meaningful connections and giving back to each of the communities it serves. To find out more, visit localbounti.com or follow the company on LinkedIn for the latest news and developments.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Leo’s and Local Bounti’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Leo’s and Local Bounti’s expectations with respect to future performance and anticipated financial impacts of the proposed Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Leo’s and Local Bounti’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger, dated as of June 17, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Leo, Longleaf Merger Sub, Inc., Longleaf Merger Sub II, LLC and Local Bounti; (2) the outcome of any legal proceedings that may be instituted against Leo and Local Bounti following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to obtain approval of the shareholders of Leo or other conditions to closing in the Merger Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the Business Combination to fail to close; (5) the amount of redemption requests made by Leo’s shareholders; (6) the inability to obtain or maintain the listing of the post-business combination company’s common stock on the New York Stock Exchange following the proposed Business Combination; (7) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (8) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that Local Bounti or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time, including those under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Leo’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, and which are set forth in the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), which includes a joint proxy statement/prospectus filed by Leo on July 19, 2021 and in Leo’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Leo cautions that the foregoing list of factors is not exclusive. Leo cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date they are made. Leo does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:

Kathleen Valiasek, Chief Financial Officer

Local Bounti

investors@localbounti.com